UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2017

MRV COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11174	06-1340090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20520 Nordhoff Street
Chatsworth, CA 91311
(Address of principal executive offices, including zip code)

(818) 773-0900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

Merger Agreement

On July 2, 2017, MRV Communications, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ADVA NA Holdings, Inc. (“Parent”), and Golden Acquisition Corporation, a wholly-owned Subsidiary of Parent (“Merger Sub”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will commence a tender offer (the “Offer”) to acquire all of the issued and outstanding shares of the Company’s common stock, par value $0.0017 per share (“Common Stock”), including all associated rights under that certain rights agreement, as amended, between the Company and American Stock Transfer & Trust Company, LLC, as rights agent, dated as of January 26, 2016 (the “Rights Agreement”), on the terms and subject to the conditions set forth in the Merger Agreement at a price per share of Common Stock of $10.00 (the “Offer Price”), subject to the terms and conditions of the Merger Agreement.  Following completion of the Offer, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent.  The Merger will be governed by Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with no stockholder vote required to consummate the Merger.

At the effective time of the Merger (the “Effective Time”), each Share (other than (a) Common Stock held by MRV as treasury stock or owned by Purchaser, Parent or any subsidiary of Company; and (b) Common Stock held by stockholders who validly exercise appraisal rights under the DGCL with respect to such Common Stock) will be cancelled and converted into the right to receive an amount in cash equal to the Offer Price, without interest and less any applicable taxes required to be withheld (the “Merger Consideration”). As a result of the Merger, the Common Stock will cease to be publicly held and the Company will become a subsidiary of Parent.

The Merger Agreement provides that, immediately prior to the Effective Time, any then outstanding option to acquire Common Stock granted under a MRV stock plan (an “Option”) whether or not then otherwise vested or exercisable, shall be cancelled in exchange for the right of the holder of such Option to receive from the Surviving Corporation a cash amount equal to the product of (i) the total number of Shares then still covered by the Option multiplied by (ii) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per Share under such Option; provided that if the exercise price per share under any such Option is equal to or greater than the Merger Consideration, such Option shall be canceled immediately prior to the Effective Time without any payment or other consideration being made or owed in respect thereof.  The Merger Agreement further provides that, immediately prior to the Effective Time, each then outstanding share of restricted stock issued pursuant to an MRV stock plan (“Restricted Stock Award”) shall become fully vested and shall participate in the Merger on the same basis as any other outstanding Shares.

Merger Sub has agreed to commence the Offer as promptly as reasonably practicable, and in any event within 10 business days, after the date of the Merger Agreement.  The consummation of the Offer will be conditioned on there having been validly tendered into and not validly withdrawn prior to any then scheduled expiration time the number of shares of Company Common Stock that, together with the shares beneficially owned by Parent or Merger Sub (if any), represents at least a majority of the Company Common Stock then outstanding (determined on a fully diluted basis (which assumes conversion or exercise of all options and other convertible or derivative securities regardless of the conversion or exercise price, the vesting schedule or other terms and conditions thereof), and excluding shares of Company Common Stock tendered pursuant to guaranteed delivery procedures that have not yet been “received,” as such term is defined in Section 251(h) of the DGCL, by the depositary for the Offer pursuant to such procedures. The consummation of the Offer is also conditioned on (1) the existence of no law, regulation, judgment, or ruling in effect enjoining, restraining, preventing or prohibiting consummation of the Offer or Merger or making the consummation of the Offer or Merger illegal; (2) the accuracy of the representations and warranties and compliance with the covenants contained in the Merger Agreement, subject to qualifications; (3) the absence of any material adverse change in the Company’s business, (4) the Company’s Board of Directors (the “Board”) not having withdrawn or adversely changed its recommendation that the Company’s stockholders accept the Offer and (5) other customary conditions.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its subsidiaries after the date of the Merger Agreement and prior to the closing of the Merger.  The Company is also subject to customary restrictions on its ability to solicit acquisition proposals from third parties and to provide information to, and enter into discussions or negotiations with, third parties regarding the acquisition of the Company.  However, the solicitation restrictions are subject to a customary “fiduciary out” provision that allows the Company, under certain circumstances, to provide information to, and enter into discussions or negotiations with, third parties with respect to the acquisition of the Company if the Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable law.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1, and is incorporated into this report by this reference.

The Merger Agreement contains representations and warranties by each of Parent, Merger Sub and the Company.  These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and:

•                                          should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•                                          may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement;

•                                          may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

•                                          were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.

Guaranty

In connection with the Offer and Merger, and concurrently with entering into the Merger Agreement, ADVA Optical Networking SE, the German parent company of Parent, is guarantying for the benefit of the Company the payment obligations of Parent and Merger Sub under the Merger Agreement.

Support Agreements

In connection with the Offer and Merger, and concurrently with entering into the Merger Agreement, Parent and Merger Sub entered into Tender and Support Agreements, dated as of July 2, 2017 (the “Support Agreements”), with Raging Capital Management, LLC (“RCM”), Kenneth H. Traub, Robert M. Pons, Mark J. Bonney, Brian Bellinger, Jeannie H. Diefenderfer, Jeffrey Tuder, Stephen G. Krulik, and Adam L.A. Scheer (each, a “Supporting Stockholder”).  The Support Agreements obligate the Supporting Stockholders to tender their shares of Company Common Stock into the Offer and otherwise support the transactions contemplated by the Merger Agreement.  RCM beneficially owned, as of July 2, 2017, 2,136,864 shares of Common Stock, which represent approximately 31.37% of the outstanding shares of Company Common Stock.  Messrs. Traub, Pons, Bonney, Bellinger, Tuder, Krulik, Scheer and Mrs. Diefenderfer beneficially owned, as of July 2, 2017, an aggregate of 386,258 shares of Common Stock (including shares deemed to be beneficially owned in accordance with Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934, as amended), which represent approximately 5.67% of the shares of Common Stock that are issued and outstanding and all additional shares of the Common Stock that are deemed outstanding for purposes of calculating each such Supporting Stockholders’ percentage ownership as of July 2, 2017, in accordance with Rule 13d-3(d)(1)(i)).

Rights Plan Amendment

In connection with the Offer and the Merger, the Company has entered into an amendment (the “Amendment”) to the Rights Agreement.  The Amendment provides that the Rights Agreement will not apply to the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement or the Support Agreements.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 2, 2017, by and among MRV Communications, Inc., ADVA NA Holdings, Inc., and Golden Acquisition Corporation.*
4.1	Amendment No. 1 to Rights Agreement, dated Jul 2, 2017, by and between MRV Communications, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent.

99.1	Guaranty, dated as of July 2, 2017, by ADVA Optical Networking SE for the benefit of MRV Communications, Inc.
99.2	Form of Tender and Support Agreement

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  MRV Communications, Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRV COMMUNICATIONS, INC.

By:	/s/ Stephen G. Krulik
Stephen G. Krulik
Chief Financial Officer

Date: July 3, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 2, 2017, by and among MRV Communications, Inc., ADVA NA Holdings, Inc., and Golden Acquisition Corporation.*
4.1	Amendment No. 1 to Rights Agreement, dated July 2, 2017, by and between MRV Communications, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent.
99.1	Guaranty, dated as of July 2, 2017, by ADVA Optical Networking SE for the benefit of MRV Communications, Inc.
99.2	Form of Tender and Support Agreement

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  MRV Communications, Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.